UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

SILICON STORAGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1171 Sonora Court Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2007 Silicon Storage Technology, Inc., or SST, announced that it had received a NASDAQ Staff Determination letter dated May 11, 2007 indicating that SST is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) because SST has not filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.  On April 26, 2007, SST attended a hearing before a NASDAQ Listing Qualifications Panel, or the Panel, in connection with the delay in the filing of SST’s Annual Report on Form 10-K for the year ended December 31, 2006.  SST requested that the Panel grant a conditional listing on the NASDAQ Global Market until September 15, 2007.  Pending a decision by the Panel, SST’s shares will remain listed on the NASDAQ Global Market.

As previously announced on March 15, 2007, SST is conducting a voluntary review of its historical stock option grant practices covering the time from SST’s initial public offering in 1995 through the current fiscal year. The chairman of the audit committee of the board of directors is conducting this review with the assistance of independent outside counsel.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 99.1    Press Release, dated May 17, 2007, entitled “SST Announces Receipt of Nasdaq Notice.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated  May 17, 2007

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ William Kinzie
William R. Kinzie
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 17, 2007, entitled “SST Announces Receipt of Nasdaq Notice.”